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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF HEALTH SYSTEMS INTERNATIONAL, INC.
           (ALL SUBSIDIARIES WHOLLY OWNED UNLESS OTHERWISE INDICATED)


HEALTH SYSTEMS INTERNATIONAL, INC. (DE)
         - Health Net (CA)
                 - Health Net Life Insurance Company (CA)
                 - PCA of California Insurance Agency (CA)
         - QualMed, Inc. (DE)
                 - Preferred Health Network, Inc. (CA)
                          - Midwest Business Medical Association, Ltd. (IL)
                 - QualMed Plans for Health of Colorado, Inc. (CO)
                          - St. Louis Valley Physician Service Corp.
                            Limited (CO)*
                 - QualMed Health & Life Insurance Company (CO)
                 - QualMed Plans for Health, Inc. (NM)
                 - QualMed Oregon Health Plan, Inc. (OR)
                 - QualMed Washington Health Plan, Inc. (WA)
         - M.D. Health Plan, Inc. (CT)
         - HSI Eastern Holdings, Inc. (PA)
                 - Greater Atlantic Health Service, Inc. (DE)
                          - QualMed Plans for Health, Inc. (PA)
                          - Greater Atlantic Preferred Plus, Inc. (PA)
                          - Employ Better Care, Inc. (PA)
         - QualMed Plans for Health of Pennsylvania, Inc. (PA)**
         - HN Reinsurance Limited (Cayman Islands)
         - National Pharmacy Services, Inc. (DE)
                 - Integrated Pharmacy Systems, Inc. (PA) ***



* A limited partnership in which QualMed Plans for Health of Colorado, Inc. is an 83.4% limited partner

**       HSI owns approximately 83% of the outstanding common stock.

*** National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.